UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 27, 2005

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On July 27, 2005, the Compensation Committee of the Board of Directors of Standard Pacific Corp. (the “Company”) awarded 1,500 shares of restricted stock to each of the Company’s non-employee directors pursuant to the Company’s 2005 Stock Incentive Plan (the “Plan”). The restricted stock of each non-employee director vests in full on the date of the Company’s first annual meeting of stockholders following the date that the restricted stock was awarded, provided that such non-employee director has served continuously as a member of the Board of Directors since the award. The form of restricted share award agreement pursuant to which the restricted share awards were granted under the Plan to the non-employee directors is being filed hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

The following exhibit is filed with this report on Form 8-K:

Exhibit Number	Description of Exhibit
10.1	Form of Standard Pacific Corp. Restricted Share Award Agreement for Non-Employee Directors under the Standard Pacific Corp. 2005 Stock Incentive Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2005

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Name:	Andrew H. Parnes
Its:	Executive Vice President-Finance and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Standard Pacific Corp. Restricted Share Award Agreement for Non-Employee Directors under the Standard Pacific Corp. 2005 Stock Incentive Plan.

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